UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2017

________________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2017, Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright”), as sales agent, to create an “at the market offering” under which the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $5,000,000 (the “Shares”) through H.C. Wainwright (the “Offering”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission on September 28, 2015 (the “Registration Statement”) and the prospectus and applicable prospectus supplements related to the Offering that form a part of the Registration Statement. The number of Shares eligible for sale under the Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3.

Subject to the terms and conditions of the Agreement, H.C. Wainwright will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross proceeds per Share sold.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Agreement or terminate the Agreement.

The Company currently intends to use the net proceeds from the Offering, if any, for research related to the Company’s product candidates, manufacturing of the Company’s products, working capital and general corporate purposes, which may include, without limitation, engaging in acquisitions or other business combinations. At this time, the Company cannot specify with certainty all of the particular uses for the net proceeds to the Company from the Offering, if any.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Paul Hastings LLP.

10.1	Common Stock Sales Agreement, dated March 31, 2017, between Capricor Therapeutics, Inc. and H.C. Wainwright & Co., LLC.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: March 31, 2017	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer